EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated October 25, 2022, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended August 31, 2022. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 27, 2022

Appendix A

Fund Book	Fund

Fundamental Equity Growth Funds	Goldman Sachs Concentrated Growth Fund

Fundamental Equity Growth Funds	Goldman Sachs Flexible Cap Fund

Fundamental Equity Growth Funds	Goldman Sachs Large Cap Core Fund (formerly Goldman Sachs Capital Growth Fund)

Fundamental Equity Growth Funds	Goldman Sachs Mid Cap Growth Fund (formerly Goldman Sachs Growth Opportunities Fund)

Fundamental Equity Growth Funds	Goldman Sachs Small Cap Growth Fund

Fundamental Equity Growth Funds	Goldman Sachs Small/Mid Cap Growth Fund

Fundamental Equity Growth Funds	Goldman Sachs Strategic Growth Fund

Fundamental Equity Growth Funds	Goldman Sachs Technology Opportunities Fund

Fundamental Equity Growth Funds	Goldman Sachs U.S. Equity ESG Fund

Fundamental Equity Value Funds	Goldman Sachs Equity Income Fund

Fundamental Equity Value Funds	Goldman Sachs Focused Value Fund

Fundamental Equity Value Funds	Goldman Sachs Large Cap Value Fund

Fundamental Equity Value Funds	Goldman Sachs Mid Cap Value Fund

Fundamental Equity Value Funds	Goldman Sachs Small Cap Value Fund

Fundamental Equity Value Funds	Goldman Sachs Small/Mid Cap Value Fund

Global-Tax Aware Equity Portfolios	Goldman Sachs Enhanced Dividend Global Equity Portfolio

Global-Tax Aware Equity Portfolios	Goldman Sachs Tax-Advantaged Global Equity Portfolio

Allocation Funds	Goldman Sachs Global Managed Beta Fund

Allocation Funds	Goldman Sachs Strategic Factor Allocation Fund

Allocation Funds	Goldman Sachs Strategic Volatility Premium Fund

Allocation Funds	Goldman Sachs Tactical Tilt Overlay Fund